UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 13, 2024

Endeavor Group Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40373	83-3340169
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9601 Wilshire Boulevard, 3rd Floor Beverly Hills, California	90210
(Address of principal executive offices)	(Zip Code)

(310) 285-9000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value per share	EDR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On September 13, 2024, January Capital HoldCo, LLC (“Borrower”), a wholly owned subsidiary of Endeavor Group Holdings, Inc., entered into a Margin Loan Agreement (the “Margin Loan Agreement”), by and between the lenders party thereto and the Administrative Agent and Calculation Agent named therein.

Under the Margin Loan Agreement, the Borrower may borrow up to $175.0 million, which was fully drawn on September 13, 2024. The facility will mature on September 13, 2029. As security for the Margin Loan Agreement, the Borrower has granted a first-priority lien to the lenders, pro rata to the amount of their commitments, on 6.1 million common units of TKO Operating Company, LLC and a corresponding number of shares of Class B common stock, par value $0.00001 per share, of TKO Group Holdings, Inc. (collectively, the “Pledged Securities”).

If the Borrower defaults on its obligations under the Margin Loan Agreement, then the lenders can declare all amounts outstanding under the Margin Loan Agreement, with accrued interest, to be immediately due and payable, and if the Borrower is unable to pay such amounts, the lenders may foreclose on the Pledged Securities and any other collateral that then secures borrowings under the Margin Loan Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDEAVOR GROUP HOLDINGS, INC.

By:	/s/ Jason Lublin
Name:	Jason Lublin
Title:	Chief Financial Officer

Date: September 13, 2024